10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY CONVERTIBLE FUND

August 1, 2004 through January 31, 2005


Issuer:	Lehman Brothers Holdings
Trade Date:  10/4/2004
Selling Dealer:	Lehman Brothers
Amount:	100,000
Price:	25.00
% Received by Fund:  0.01%
% of Issue:  0.01%

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A



Issuer:	Fortis Insurance N.V.
Trade Date:  1/20/2005
Selling Dealer:	Morgan Stanley
Amount:	2,000,000
Price:	1,000.00
% Received by Fund:  0.258%
% of Issue:  0.904% A

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases of by other affiliated mutual funds and discretionary accounts in the amount of 5,000,000.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A


Issuer:	NRG Energy
Trade Date:  12/14/2004
Selling Dealer:	Wells Fargo
Amount:	2,000,000
Price:	1,000.00
% Received by Fund:  0.476%
% of Issue:  0.476%

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A